Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Ottawa Savings Bancorp, Inc. on Form SB-2 of our report on the consolidated financial statements of Ottawa Savings Bank and Subsidiary dated February 11, 2005, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois

May 13, 2005

McGladrey & Pullen, LLP is a member firm of RSM International -

an affiliation of separate and independent legal entities.